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                                                                    Exhibit 99.3


                        NOVATION AND AMENDMENT AGREEMENT

      THIS NOVATION AND AMENDMENT AGREEMENT (the "Agreement") is executed on June 28, 2001 by and among:

RSL COMMUNICATIONS, LTD. (Provisional Liquidators appointed), a Bermuda corporation ("RSL");

DELTATHREE, INC., a Delaware corporation ("Deltathree"); and

ATAREY HASHARON CHEVRA LEPITUACH VEHASHKAOT BENADLAN (1991) LTD. ("Atarey").


                                   WITNESSETH

         WHEREAS, RSL and Deltathree are parties to a Registration Rights Agreement dated September 1, 1999 (the "Registration Rights Agreement"), delineating the manner in which Deltathree shall provide registration rights to RSL with respect to its Registrable Shares (as defined in the Registration Rights Agreement);

         WHEREAS, by an order of the Supreme Court of Bermuda, dated March 19, 2001, Randall Eisenberg of PricewaterhouseCoopers LLP and Peter Spratt and Peter Mitchell of PricewaterhouseCoopers of Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11 (the "Provisional Liquidators") were appointed the provisional liquidators of RSL with the express power and authority to sell assets of RSL and to perform functions ancillary to any such sales of RSL assets, including the execution of this Agreement;

         WHEREAS, simultaneously with this Agreement, Atarey and RSL will execute a Share Purchase Agreement dated as of June 28, 2001, whereby Atarey will purchase an aggregate of 19,569,459 shares of Class B common stock of Deltathree from RSL which, upon completion of the transfer, will be automatically converted into shares of Class A common stock of Deltathree (the "Transaction"); and

         WHEREAS, the parties wish for Atarey to succeed to all of the rights granted to RSL under the Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements hereinafter contained, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
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                                      -2-


1. Pursuant to Section 9 of the Registration Rights Agreement, RSL and Deltathree hereby expressly consent to the amendment of Section 13 of the Registration Rights Agreement to provide that RSL may assign all of the rights and obligations of RSL under the Registration Rights Agreement with the prior written consent of Deltathree.

2. RSL hereby expressly consents to the novation and assignment of all of the rights and obligations of RSL under the Registration Rights Agreement to Atarey and Atarey hereby expressly accepts such novation and assignment.

3. Deltathree hereby expressly consents to the novation and assignment by RSL to Atarey of all of the rights and obligations of RSL under the Registration Rights Agreement and hereby expressly confirms that neither such novation nor the consummation of the Transaction shall result in the termination of or otherwise affect, except as expressly provided in this Agreement, the Registration Rights Agreement.

4. The rights and obligations of Deltathree under the Registration Rights Agreement shall not be affected in any way by this Agreement save that any rights against and any obligations to RSL shall from the date of this Agreement become rights against and obligations to Atarey in accordance with clauses 2 and 3 above.

5. Pursuant to Section 9 of the Registration Rights Agreement, RSL and Deltathree hereby expressly consent to the amendment of the Registration Rights Agreement by deleting Section 2.2(b)(ii) thereof in its entirety.

6. This Agreement shall be governed by the laws of the State of New York applicable to contracts to be executed and performed entirely within the State of New York.

7. If any provisions of this Agreement are judicially declared invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions of the Agreement shall not be affected thereby.

8. This Agreement may be executed in any number of counterparts by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together shall constitute one and the same instrument.

9. No personal liability under or by virtue of this Agreement or under any document executed pursuant to this Agreement shall attach to the Provisional Liquidators or any of them individually, as acknowledged by the signature of the Deltathree below.


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                                      -3-


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers and/or representatives thereunto duly authorized, as of the date first written above.

RSL COMMUNICATIONS LTD.


     By: /s/ Randall Eisenberg
         -------------------------------------
         Name:  Randall Eisenberg
         Title: Provisional Liquidator


DELTATHREE, INC.


     By: /s/ Shimmy Zimels
         -------------------------------------
         Name:  Shimmy Zimels
         Title: Chief Operating Officer


ATAREY HASHARON CHEVRA LEPITUACH VEHASHKAOT BENADLAN (1991) LTD.


     By: /s/ Joseph Bartfeld
         -------------------------------------
         Name:  Joseph Bartfeld
         Title: Director


     By: /s/ Zirin Barreket
         -------------------
         Name:   Zirin Barreket
         Title:  Director